Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Barnes & Noble, Inc.

New York, New York

We hereby consent to the incorporation by reference of our reports dated March 31, 2006 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Barnes & Noble, Inc. and subsidiaries, which appears in the annual report to shareholders, which is incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, and into the prospectuses constituting a part of the following registration statements: No. 333-27033 on Form S-8, No. 33-89260 on Form S-8, No. 333-90538 on Form S-8, No. 333-116382 on Form S-8, No. 333-59111 on Form S-8, No. 333-23855 on Form S-3, No. 333-69731 on Form S-3, No. 333-62210 on Form S-3, No. 33-84826 on Form S-3 and No. 33-89258 on Form S-3.

We also consent to the references to us under the caption “Experts” in the Prospectuses.

BDO Seidman, LLP

New York, New York

March 31, 2006